SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §14a-12

CHOLESTECH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

CHOLESTECH CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

August 18, 2004
10:00 a.m.

TO OUR SHAREHOLDERS:

      You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Cholestech Corporation, which will be held at our executive offices located at 3347 Investment Boulevard, Hayward, California 94545-3808, on Wednesday, August 18, 2004, at 10:00 a.m. local time for the following purposes:

1. To elect seven directors to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 25, 2005.

3. To approve an amendment to our 2000 stock incentive program to increase the aggregate number of shares of common stock that may be issued under such program by 675,000 to a total of 2,520,000 shares, and to approve the material terms of the 2000 stock incentive program for purposes of Section 162(m) of the Internal Revenue Code.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

      These items of business are more fully described in the proxy statement accompanying this notice. Only shareholders of record at the close of business on June 21, 2004 will be entitled to attend and vote at the annual meeting.

      Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card as promptly as possible in the accompanying reply envelope. You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the annual meeting. Any shareholder attending the annual meeting may vote in person even if he or she has returned a proxy.

For the Board of Directors of
Cholestech Corporation

William W. Burke
Vice President of Finance, Chief Financial Officer, Treasurer and Secretary

July 9, 2004

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ACCOMPANYING REPLY ENVELOPE.

Page

General Information	1
Who May Vote	1
Revoking Your Proxy	1
Quorum Requirement	1
Voting	1
Proxy Solicitation Costs	2
Abstentions and Broker Non-Votes	2
Deadline of Receipt of Shareholder Proposals for 2005 Annual Meeting	2
Nomination of Director Candidates	3
Shareholder Communications to Directors	3
Other Matters	3
Proposal One — Election of Directors	4
General	4
Nominees	4
Vote Required and Board Recommendation	6
Proposal Two — Ratification of Appointment of Independent Registered Public Accounting Firm	7
Fees to PricewaterhouseCoopers LLP for Fiscal 2004 and 2003	7
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	7
Vote Required and Board Recommendation	8
Proposal Three — Amendment to 2000 Stock Incentive Program to Increase Aggregate Number of Shares of Common Stock Authorized , for Issuance and Approval of the Material Terms of the 2000 Stock Incentive Program for Purposes of Section 162(m) of the Internal Revenue Codes	9
Background	9
Purpose	10
Administration	10
Eligibility; Limitations	10
Terms and Conditions of Options	11
Stock Purchase Rights	12
Stock Appreciation Rights	12
Performance Units and Performance Shares	13
Performance Goals	13
Formula Option Grants to Non-Employee Directors	13
Nontransferability of Awards	14
Adjustments Upon Changes in Capitalization	14
Amendment and Termination of the 2000 Stock Incentive Program	14
Federal Income Tax Consequences	15
Incorporation by Reference	16
Vote Required and Board Recommendation	16
Participation in the 2000 Stock Incentive Program	16

i

ii

CHOLESTECH CORPORATION

PROXY STATEMENT FOR THE

2004 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

      The enclosed proxy is solicited on behalf of the board of directors of Cholestech Corporation (“Cholestech”) for use at our 2004 annual meeting of shareholders and at any adjournment or postponement of the meeting. The purposes of the annual meeting are set forth in the accompanying notice of annual meeting of shareholders.

      The annual meeting will be held at our principal executive offices located at 3347 Investment Boulevard, Hayward, California 94545-3808, on Wednesday, August 18, 2004, at 10:00 a.m. local time. Our telephone number at that location is (510) 732-7200.

      These proxy solicitation materials and the Annual Report on Form 10-K for the fiscal year ended March 26, 2004, including financial statements, were first mailed on or about July 9, 2004 to all shareholders entitled to vote at the meeting. You may receive an additional copy of our Annual Report on Form 10-K or a copy of the exhibits to our Annual Report on Form 10-K without charge by sending a written request to our corporate secretary at the address above.

Who May Vote

      You may vote if our records show that you owned your shares as of June 21, 2004. At the close of business on that date, we had a total of 14,213,276 shares of common stock outstanding, which were held by approximately 160 shareholders of record. As of the record date, we had no shares of our preferred stock outstanding.

Revoking Your Proxy Card

      You may revoke your proxy card at any time before it is voted at the annual meeting. In order to do this, you must either (i) sign and return another proxy card bearing a later date; (ii) provide written notice of the revocation to William W. Burke, our vice president of finance and chief financial officer, before we take the vote at the annual meeting; or (iii) attend the meeting and vote in person.

Quorum Requirement

      A quorum, which is a majority of our outstanding shares as of the record date, must be present in order to hold the annual meeting and to conduct business. Your shares will be counted as being present at the meeting if you attend the meeting in person or if you submit a properly executed proxy card.

Voting

      You are entitled to one vote for each share held. In voting for the election of directors (Proposal One), you may cumulate your votes. This means you may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by you, or distribute your votes on the same principle among as many candidates as you may select, provided that you cannot cast votes for more candidates than the number of directors to be elected (seven). However, you will not be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to voting and you have given notice at the meeting, prior to the voting, of your intention to cumulate your votes. On all other matters, you are entitled to one vote for each share held.

      If your proxy card is properly dated, executed and returned, your shares will be voted at the annual meeting in accordance with the instructions you indicate on the proxy card. If you submit the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the seven nominees to the board of directors;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending March 25, 2005; and

•	FOR the amendment to our 2000 stock incentive program to increase the aggregate number of shares of common stock that may be issued under such program by 675,000 to a total of 2,520,000 shares.

Proxy Solicitation Costs

      Our board of directors is making this solicitation of proxies and we will bear the entire cost of proxy solicitation, including the preparation, assembly, printing and mailing of our proxy materials. None of our directors intend to oppose any action for which shareholder approval is being solicited. We may reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to such beneficial owners. Certain of our directors, officers and regular employees, without additional compensation, may solicit proxies on behalf of our board of directors, personally or by telephone or facsimile. We expect our transfer agent, Mellon Investor Services LLC, to tabulate the proxies and act as the inspector of elections.

Abstentions and Broker Non-Votes

      If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on the proposal to elect directors, your abstention will have no effect on the outcome of the vote with respect to this proposal. If you abstain from voting on the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and the proposal to increase the aggregate number of shares of common stock that may be issued under the 2000 stock incentive program, your abstention will have the same effect as a vote against these proposals.

      Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “for” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Your broker will have discretionary authority to vote your shares on Proposal One and Proposal Two, which are both routine matters. However, for shares held through a broker or other nominee who is a NYSE member organization, your shares will only be voted in favor of Proposal Three if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of that proposal. See “Vote Required” following each proposal for further information.

Deadline of Receipt of Shareholder Proposals for 2005 Annual Meeting

      As a shareholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission. If you intend to present a proposal at our 2005 annual meeting of shareholders, the proposal must be received by us no later than March 11, 2005 to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

      The Securities and Exchange Commission rules establish a different deadline with respect to discretionary voting for shareholder proposals that are not intended to be included in a company’s proxy statement. The discretionary vote deadline for our 2005 annual meeting is May 25, 2005, which is 45 calendar days prior to the anniversary of the mailing date of this proxy statement. If a shareholder gives notice of a proposal after the discretionary vote deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at our 2005 annual meeting.

Nomination of Director Candidates

      You may also propose director candidates for consideration by the board of directors’ nominating committee. It is our policy that our nominating committee will consider recommendations for candidates to the board of directors from shareholders holding not less than 1% of the total outstanding shares of our common stock and who have held such common stock continuously for at least 12 months prior to the date of the submission of the recommendation. The nominating committee will consider persons recommended by our shareholders in the same manner as a nominee recommended by other board members or management. See “Corporate Governance — Policy for Director Recommendations and Nominations” for additional information.

Shareholder Communications to Directors

      Shareholders may communicate directly with our directors by sending an email to board@cholestech.com. Our chief financial officer will monitor these communications and will ensure that appropriate summaries of all received messages, as well as the messages themselves, are provided to the board of directors at its regularly scheduled meetings. In addition, all of our directors will have access to this email address. Where the nature of a communication warrants, our chief financial officer may decide to obtain the more immediate attention of the appropriate committee of the board of directors or a non-management director, or our management or independent advisors, as our chief financial officer considers appropriate. After reviewing shareholder messages, our board of directors will determine whether any response is necessary and whether further action is required.

Other Matters

      Other than the proposals listed above, our board of directors does not intend to present any other matters to be voted on at the 2004 annual meeting of shareholders. Our board of directors is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly presented at the 2004 annual meeting of shareholders and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the Securities Exchange Act of 1934, as amended.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

      A board of seven directors is to be elected at the annual meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below, all of whom are presently our directors. In any event, the proxy holders cannot vote the proxies for a greater number of persons than seven. In the event that any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for a nominee who shall be designated by the present board of directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting of shareholders or until such director’s successor has been duly elected and qualified.

Nominees

      The following table sets forth the names, ages and titles of the nominees as of June 21, 2004:

Name of Nominee	Age	Position with the Company	Director Since

John H. Landon(2)(3)(4)(5)	63	Chairman of the Board	1997
Warren E. Pinckert II	60	President, Chief Executive Officer and Director	1993
Michael D. Casey(1)(3)(4)(6)	58	Director	2001
John L. Castello(2)(3)(4)(7)	68	Director	1993
Elizabeth H. Dávila(2)(3)(4)	59	Director	2003
Stuart Heap(1)(2)	55	Director	2003
Larry Y. Wilson(1)(8)	54	Director	1998

(1)	Member of the audit committee.

(2)	Member of the compensation committee.

(3)	Member of the nominating committee.

(4)	Member of the governance committee.

(5)	Chair of the nominating committee.

(6)	Chair of the governance committee.

(7)	Chair of the compensation committee.

(8)	Chair of the audit committee.

      There are no family relationships between any director or executive officer.

      John H. Landon has served as a director since December 1997 and as our chairman since August 2000. Mr. Landon served as the vice president and general manager of Medical Products for E.I. DuPont de Nemours and Company from 1992 until his retirement in 1996. Prior to that, Mr. Landon served in various capacities at DuPont, including vice president and general manager, Diagnostics and Biotechnology from 1990 to 1992, director of Diagnostics from 1988 to 1990, business director of Diagnostic Imaging from 1985 to 1988 and in various other professional and management positions at DuPont from 1962 to 1985. Mr. Landon is also a director of Digene Corporation and Christiana Care Corporation and has previously served as a director of the GenVec, Inc. Advanced Medical Technology Association (AdvaMed) and the DuPont Merck Pharma-

ceutical Company. Mr. Landon earned a Bachelor of Science degree in Chemical Engineering from the University of Arizona.

      Warren E. Pinckert II has served as our president, chief executive officer and a director since June 1993. Mr. Pinckert served as our executive vice president of operations from 1991 to June 1993, as our chief financial officer and vice president of business development from 1989 to June 1993 and as our secretary from 1989 to January 1997. From 1983 to 1989, Mr. Pinckert was chief financial officer of Sunrise Medical Inc., an international durable medical equipment manufacturer. Mr. Pinckert is also a director of PacifiCare Health Systems, Inc. and serves on the Board of Advisors for the San Francisco State University School of Business. Mr. Pinckert earned a Bachelor of Science degree in Accounting and a Masters of Business Administration degree from the University of Southern California.

      Michael D. Casey has served as a director since February 2001. Mr. Casey served as the chairman, president, chief executive officer and a director of Matrix Pharmaceutical, Inc. from 1997 until his retirement in February 2002. From November 1995 to December 1996, Mr. Casey was executive vice president at Schein Pharmaceutical, Inc. In December 1996, he was appointed president of the retail and specialty products division of Schein. From June 1993 to November 1995, he served as president and chief operating officer of Genetic Therapy, Inc. Mr. Casey was president of McNeil Pharmaceutical (a unit of Johnson & Johnson) from 1989 to June 1993 and vice president, sales and marketing for Ortho Pharmaceutical Corp. (a subsidiary of Johnson & Johnson) from 1985 to 1989. Mr. Casey is also a director of Celgene Corporation, Bone Care International, Inc., Allos Therapeutics, Inc., OrthoLogic Corporation and Durect Corporation.

      John L. Castello has served as a director since August 1993. Mr. Castello is the chairman, president and chief executive officer of Xoma Ltd., a biotechnology company. Mr. Castello joined Xoma in April 1992 as president and chief executive officer and became chairman in 1993. He served as president of Ares Serono Diagnostics from 1986 to 1988, president and chief operating officer of The Ares Serono Group from 1988 to 1991 and chairman of Ares Serono Inc. from 1991 to 1992. From 1960 to 1986, Mr. Castello held various senior management positions at Amersham International plc, Abbott Laboratories, General Foods and Honeywell Corp. Mr. Castello earned a Bachelor of Science degree in Mechanical and Industrial Engineering from Notre Dame University.

      Elizabeth H. Dávila has served as a director since August 2003. Ms. Dávila currently serves as chairman of the board and chief executive officer of VISX, Incorporated, a developer of proprietary technologies and systems for laser vision correction. Ms. Dávila was appointed chairman of the board in May 2001, and has served as chief executive officer since February 2001 at VISX. She also served as president from February 2001 to July 2003 at VISX. She was president and chief operating officer from February 1999 to February 2001, executive vice president and chief operating officer from May 1995 to February 1999, and served as a director since December 1995 at VISX. Prior to joining VISX, Ms. Dávila was at Syntex Corporation from 1977 to 1994 where she held senior management positions in its medical device, medical diagnostics, and pharmaceutical divisions. Ms. Dávila also serves on the board of directors of Nugen Technologies, Inc. She holds a Masters degree in Chemistry from Notre Dame and a Masters of Business Administration degree from Stanford University.

      Stuart Heap has served as a director since March 2003. Mr. Heap is the chief executive officer of Regent Medical, a manufacturer of surgical gloves for the healthcare industry. From January 2002 to June 2004, Mr. Heap served as chief executive officer and president of SSL-Americas. From January 1998 to December 2001, Mr. Heap served as the president of the contact lens division of CIBA Vision Corp., a subsidiary of Novartis AG. Mr. Heap was the head of global marketing for CIBA Vision from June 1995 to June 1997. Mr. Heap earned a Bachelor of Science degree in Engineering from Salford University in the United Kingdom.

      Larry Y. Wilson has served as a director since May 1998. Since January 2002, Mr. Wilson has served as senior vice president and chief financial officer for Northern California for Kaiser Foundation Health Plan, Inc. From 1987 to June 2001, Mr. Wilson served as the executive vice president and chief operating officer of Catholic Healthcare West. Mr. Wilson served as the executive vice president and chief financial officer of Mercy Health System, a predecessor of Catholic Healthcare, from 1983 to 1986 and as a principal of the

Health and Medical Division of Booz Allen & Hamilton, a consulting company, from 1979 to 1983. From 1995 to December 2001, Mr. Wilson also served as an officer and director of the California Healthcare Association and as its chairman in 2000. Mr. Wilson earned a Bachelor of Arts degree in English from Harvard University and a Masters of Business Administration degree from Stanford University.

Vote Required and Board Recommendation

      If a quorum is present, the seven nominees receiving the highest number of affirmative votes of the shares entitled to be voted will be elected to the board of directors. Abstentions and broker non-votes will have no effect on the outcome of the vote with respect to this proposal. The board of directors recommends that shareholders vote FOR the election of each of the seven nominees named above.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

      The board of directors has selected PricewaterhouseCoopers LLP, independent registered public accounting firm (“PwC”), to audit our consolidated financial statements for the fiscal year ending March 25, 2005, and recommends that the shareholders vote for the ratification of such appointment. In the event of a negative vote on such ratification, the board of directors will reconsider its selection. Representatives of PwC are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees to PricewaterhouseCoopers LLP for Fiscal 2004 and 2003

      The following table presents fees for professional services rendered by PwC for the audit of our consolidated annual financial statements for fiscal 2004 and 2003 and fees billed for audit services, audit-related services, tax services and all other services rendered by PwC for fiscal 2004 and 2003:

	2004	2003

Audit Fees	$141,050	$125,000
Audit-Related Fees	40,300	34,500
Tax Fees	192,000	63,000
All Other Fees	—	—

Total Fees	$373,350	$222,500

      Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

      Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include primarily of services related to internal controls, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

      Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties and international tax planning.

      All Other Fees. Consists of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

      The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit committee also pre-approves particular services on a case-by-case basis.

      In making its recommendation to appoint PwC as our independent registered public accounting firm, the audit committee has considered whether the provision of the non-audit services rendered by PwC is compatible with maintaining the firm’s independence. The audit committee has determined that the provision of non-audit services by PwC is compatible with maintaining the firm’s independence as our independent registered public accounting firm.

Vote Required and Board Recommendation

      Shareholder ratification of the selection of PwC as our independent registered public accounting firm is not required by our bylaws or any other applicable legal requirement. However, the audit committee is submitting the selection of PwC to the shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the audit committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders.

      If a quorum is present, the affirmative vote of the holders of a majority of the shares to be voted will be required to approve this proposal. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal. The board of directors recommends that shareholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

PROPOSAL THREE

AMENDMENT TO 2000 STOCK INCENTIVE PROGRAM TO INCREASE
AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE,
AND APPROVAL OF THE MATERIAL TERMS OF THE 2000 STOCK INCENTIVE PROGRAM
FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODES

      The board of directors has approved an amendment to our 2000 stock incentive program to increase the aggregate number of shares of our common stock that may be issued under the 2000 stock incentive program by 675,000 shares to a total of 2,520,000 shares and to permit awards granted under the 2000 stock incentive program to certain officers to qualify for a tax deduction for United States federal income tax purposes. At the annual meeting, our shareholders are being asked to approve the amendment which is described below and to approve the material terms of the 2000 stock incentive program in order to allow us the potential to take tax deductions associated with executive compensation. As of the record date, options to purchase 1,249,012 shares of our common stock have been granted pursuant to the 2000 stock incentive program, 572,301 of which were vested, and 762,254 shares remain available for future grant.

Background

      The board of directors adopted the amendment to the 2000 stock incentive program, which is contingent upon shareholder approval, in order to provide additional long term incentives to all of our employees as well as to maintain competitive compensation packages for our key employees. This proposal increases the number of shares authorized for issuance under the 2000 stock incentive program to provide sufficient shares for anticipated grants to be issued to both new and existing employees and directors through fiscal 2006. We intend to utilize the options available for grant to attract and retain key employees. If the proposed amendment does not receive shareholder approval, it is probable that we will be unable to attract and retain key employees. The board of directors also adopted the amendment to the 2000 stock incentive program to allow the us to grant a wider range of awards, including stock appreciation rights, performance shares and performance units. The amendment also provides that options and stock appreciation rights granted under the 2000 stock incentive program may not be repriced or exchanged without the approval of the shareholders. An unfavorable vote for this proposal also would permit options and stock appreciation rights granted to be repriced or exchanged without shareholder consent and would prevent us from granting awards of stock appreciation rights, performance shares and performance units.

      We are also asking the shareholders for approval of the material terms of the amended 2000 stock incentive program so that we may deduct for United States federal income tax purposes equity compensation in excess of $1 million that we may pay under the 2000 stock incentive program to certain of our executive officers in any single year. Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to our chief executive officer or our four other highest paid employees to the extent that any of these persons receive more than $1 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may deduct for federal income tax purposes the compensation paid even if such compensation exceeds $1 million in a single year. Awards granted under the amended 2000 stock incentive program may be designed to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code. For the awards granted under the 2000 stock incentive program to qualify as “performance-based” compensation under Section 162(m), among other things, our shareholders must approve the material terms of the amended 2000 stock incentive program at this annual meeting of our shareholders. A favorable vote for this proposal will allow us to deduct certain executive compensation each year and provide us with potentially significant future tax benefits and associated cash flows.

      The essential terms of the 2000 stock incentive program (taking into account the proposed amendments discussed above) are summarized as follows below, but are qualified in their entirety by reference to the 2000 stock incentive program:

Purpose

      The purpose of the 2000 stock incentive program is to attract and retain the best available personnel for positions of substantial responsibility with our company, to provide additional incentive to our employees, directors and consultants. Options, stock purchase rights, stock appreciate rights, performance shares and performance units (each, an “Award”) may be granted under the 2000 stock incentive program. Options granted under the 2000 stock incentive program may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options.

Administration

      The 2000 stock incentive program is generally administered by the board of directors or a committee appointed by the board of directors and is currently administered by the compensation committee of the board of directors. With respect made to certain executive officers, the administrator will generally consist of directors who qualify as “outside directors” under Section 162(m) of the Internal Revenue Code (to enable us to receive a federal tax deduction for certain compensation paid under the 2000 stock incentive program) and will meet such other requirements as are established by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 of the Securities Exchange Act of 1934, to the extent the administrator determines it is desirable to meet the requirements of these rules. For the 2000 stock incentive program to qualify for exemption under Rule 16b-3, the administrator must consist of directors who are “non-employee directors.” Subject to the terms of the 2000 stock incentive program, the administrator determines the terms of the Awards granted, including the exercise price, number of shares subject to the Awards, and the exercisability, and has the authority to amend Awards. However, stock options and stock appreciation rights may not be repriced or otherwise exchanged without the consent of the shareholders. All questions of interpretation are determined by the administrator and its decisions are final and binding upon all participants.

Eligibility; Limitations

      Nonstatutory stock options, stock purchase rights, stock appreciate rights, performance shares and performance units may be granted under the 2000 stock incentive program to our employees, directors and consultants and any parent or subsidiary of our company. Incentive stock options may be granted only to employees. The administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights will be granted, and the number of shares subject to each such grant, subject to the limits discussed below.

      Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to our chief executive officer and each our four other highest paid employees. In order to preserve our ability to deduct the compensation income associated with Awards granted to such persons, the 2000 stock incentive program provides that no employee, director or consultant may be granted, in any fiscal year:

•	options to purchase more than 300,000 shares of common stock, except that in connection with such individual’s initial employment with us, he or she may be granted options to purchase up to an additional 300,000 shares of common stock,

•	stock appreciation rights covering more than 300,000 shares of common stock, except that in connection with such individual’s initial employment with us, he or she may be granted stock appreciation rights covering up to an additional 300,000 shares of common stock,

•	stock purchase rights to purchase to purchase more than 300,000 shares of common stock, except that in connection with such individual’s initial employment with us, he or she may be granted stock purchase rights to purchase up to an additional 300,000 shares of common stock,

•	performance shares covering more than 300,000 shares of common stock, except that in connection with such individual’s initial employment with us, he or she may be granted performance shares covering up to an additional 300,000 shares of common stock, and

•	performance units with an initial value in excess of $300,000, except that in connection with such individual’s initial employment with us, he or she may be granted additional performance units with an initial value of up to $300,000.

Terms and Conditions of Options

      A stock option is the right to acquire shares at a fixed exercise price for a fixed period of time. Each option is evidenced by a stock option agreement between us and the optionee, and is subject to the following additional terms and conditions:

(a) Exercise Price. The administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% shareholder may not be less than 110% of the fair market value of the common stock on the date such option is granted. In the case of a nonstatutory stock option, the 2000 stock incentive program provides that the exercise price shall be determined by the administrator; provided, however, that in the case of a nonstatutory stock option that is intended to qualify as “performance based compensation” within the meaning of Code Section 162(m), the exercise price shall not be less than 100% of the fair market value of our common stock. The fair market value of the common stock is generally determined with reference to the closing sale price for the common stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

(b) Exercise of Option; Form of Consideration. The administrator determines when options become exercisable, and may, in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the 2000 stock incentive program generally vest and become exercisable over four years. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 2000 stock incentive program permits payment to be made by cash, check, promissory note, other shares of our common stock (with some restrictions), cashless exercises, a reduction in the amount of any company liability to the optionee, any other form of consideration permitted by applicable law or any combination of the foregoing methods of payment. In light of the Sarbanes-Oxley Act of 2002, we will not allow payment to be made by promissory note from our directors and officers.

(c) Term of Option. The term of an incentive stock option may be no more than ten years from the date of grant; provided that in the case of an incentive stock option granted to a 10% shareholder, the term of the option may be no more than five years from the date of grant. No option may be exercised after the expiration of its term.

(d) Termination of Employment. If an optionee’s employment or consulting relationship terminates for any reason or the optionee ceases to serve as a director (other than death or disability), then all options held by the optionee under the 2000 stock incentive program will remain exercisable, to the extent vested, and then expire on the earlier of (i) the date set forth in his or her notice of grant, and if no date is so set forth, three months following such termination, or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of such option at any time before expiration.

(e) Death or Disability. In the event of an optionee’s death or disability, then all options held by such optionee under the 2000 stock incentive program will remain exercisable, to the extent vested, and then expire on the earlier of (i) the date set forth in his or her notice of grant, and if no date is so set forth, 12 months following the date of death or disability, or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such optionee’s death or disability, the optionee (or the administrator of the optionee’s estate) may exercise all or part of such option at any time before expiration.

(f) Other Provisions. The administrator may offer to buy out previously granted options at any time. However, options cannot be repriced nor can an exchange program be implemented without first obtaining shareholder approval. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 2000 stock incentive program as may be determined by the administrator.

Stock Purchase Rights

      Awards of stock purchase rights (also referred to as restricted stock) are shares that vest in accordance with the terms and conditions established by the administrator. Each stock purchase right is evidenced by an Award agreement between us and the purchaser. The administrator will determine the purchase price to be paid for the shares, the number of shares subject to an award of stock purchase rights (subject to the Award limitations described above), and any other terms and conditions of the Award. Unless the administrator determines otherwise, the Award agreement will grant us a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with us for any reason (including death or disability). The repurchase price will be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to us. The repurchase option will lapse at a rate determined by the administrator; however, if the administrator has determined it is desirable for the stock purchase right to qualify as “performance-based for compensation” for purposes of Section 162(m) of the Internal Revenue Code, the repurchase option will lapse based on the achievement of performance goals.

Stock Appreciation Rights

      Stock appreciation rights are awards that grant the participant the right to receive an amount equal to (1) the number of shares exercised, times (2) the amount by which our stock price exceeds the exercise price. An individual will be able to profit from a stock appreciation right only if the fair market value of the stock increases above the exercise price. Each stock appreciation right is evidenced by an Award agreement between us and the participant, and is subject to the terms and conditions determined by the administrator. The administrator will determine the number of shares subject to an award of stock appreciation rights, subject to the Award limitations described above, the exercise price, and when the stock appreciation right expires (subject to a maximum term of 10 years) and any other terms and conditions of the Award. Payment by our company for a stock appreciation right may be made, in the discretion of the administrator, in cash, shares or a combination of the two.

      If a participant’s service relationship with us terminates for any reason (excluding death or disability), then the participant may exercise the stock appreciation right within a period of time as determined by the administrator and specified in the Award agreement to the extent that the Award is vested on the date of termination (but in no event later than the expiration of the term of such Award). In the absence of a specified time set forth in the Award agreement, the stock appreciation right will remain exercisable for three months following the termination of the participant’s service relationship. If a participant’s service relationship terminates due to the participant’s disability or death, the participant (or his or her estate or beneficiary) may exercise the stock appreciation right within a period of time as determined by the administrator and specified in the Award agreement to the extent the Award was vested on the date of termination of the service relationship (but in no event later than the expiration of the term of such Award). In the absence of a specified time in the Award agreement, the stock appreciation right will remain exercisable for the twelve months following the termination of the participant’s service due to disability or death.

      Stock appreciation rights cannot be repriced or exchanged unless shareholder approval is obtained.

Performance Units and Performance Shares

      Performance units and performance shares are Awards that result in a payment to a participant if performance objectives are achieved or the Awards otherwise vest. Each performance unit and performance share is evidenced by an Award agreement between us and the participant, and is subject to the terms and conditions determined by the administrator. The administrator determines the terms and conditions of awards of performance units and performance shares, including the applicable performance objectives (which may be solely service-based); however, if the administrator has determined it is desirable for the performance shares or performance units to qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, the performance objectives will be based on performance goals. The administrator may set performance goals based upon the achievement of company-wide, divisional or individual goals, applicable federal or state securities laws, or any other basis determined by the administrator in its discretion.

      Each performance unit will have an initial value that is established by the administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of one share on the date of grant. The administrator will determine the number of performance units and performance shares granted to any participant, subject to the Award limitations described above.

Performance Goals

      As discussed above, under Section 162(m) of the Internal Revenue Code, the annual compensation paid to our chief executive officer and to each of our other four most highly compensated executive officers may not be deductible to the extent it exceeds $1 million. However, we are able to preserve the deductibility of compensation in excess of $1 million if the conditions of Section 162(m) are met. These conditions include shareholder approval of the material terms of the amended 2000 stock incentive program, setting limits on the number of Awards that any individual may receive, and for Awards other than options, establishing performance criteria that must be met before the Award actually will vest or be paid.

      We have amended the 2000 stock incentive program so that it permits us to pay compensation that qualifies as performance-based under Section 162(m). Thus, the administrator (in its discretion) may make performance goals applicable to a participant with respect to an Award. Performance goals may differ from participant to participant and from Award to Award. At the administrator’s discretion, one or more of the following performance goals may apply: cash flow, earnings, gross margin, market price of stock, market share, net income, operating income, operating margin, return on capital, return on equity, return on net assets, revenue and sales. Any criteria used may be measured, as applicable, in absolute terms or in relative terms (including passage of time and/or against another company or companies), on a per-share basis, against the performance of our company as a whole or any segment of our company, and on a pre-tax or after-tax basis.

Formula Option Grants to Non-Employee Directors

      The 2000 stock incentive program also provides for non-discretionary grants of nonstatutory stock options to our non-employee directors. The 2000 stock incentive program provides that an initial grant of an option of 20,000 shares will be made when each non-employee director first joins our board of directors, either by way of election by our shareholders or by way of appointment by our board of directors to fill a vacancy. Thereafter, each non-employee director will be automatically granted an option to purchase of 10,000 shares following each annual meeting of our shareholders, provided, if immediately after such meeting, the non-employee director continues to serve on our board of directors and will have served on our board of directors for at least the preceding six months.

      The 2000 stock incentive program also provides that the non-employee director who acts as the chairman of our board of directors will be granted an additional option to purchase 10,000 shares following each annual meeting of our shareholders, provided, that after such meeting the non-employee director will continue to serve as the chairman. Further, the 2000 stock incentive program provides that each non-employee director who acts as the chairman of the audit committee or the chairman of the compensation committee will be granted an additional option to purchase 5,000 shares following each annual meeting of our shareholders, provided that after such meeting the non-employee director continues to serve as the chairman of either the audit committee or the compensation committee.

      All options automatically granted to our non-employee directors are subject to a seven-year term and must have an exercise price equal to 100% of our fair market value on the date of grant. The initial option granted to our non-employee directors vests as to 25% of the shares one year after the date of grant and as to 1/48ths of the shares monthly thereafter. All other options automatically granted to our non-employee directors shall vest as to 25% each calendar quarter after the date of grant, such that 100% of the option will be exercisable one year after the date of grant or on the date of the subsequent annual meeting of the shareholders of our company, whichever is earlier.

Nontransferability of Awards

      Unless otherwise determined by the administrator, Awards granted under the 2000 stock incentive program are not transferable other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant.

Adjustments Upon Changes in Capitalization

      In the event that our stock changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments will be made in the number and class of shares of stock subject to the 2000 stock incentive program, the number and class of shares of stock subject to Award outstanding under the 2000 stock incentive program, the exercise price of any such outstanding option or stock purchase right, the number of shares of stock covered by options automatically granted to non-employee directors under the 2000 stock incentive program, and the per-person Award limitations.

      In the event of a liquidation or dissolution, any Awards that are unexercised (with respect to options and stock appreciation rights) or unvested (with respect to other Awards) will terminate. The administrator may, in its discretion, provide that each participant will have the right to exercise and be fully vested in all or any part of the participant’s options and stock appreciation rights, including those not otherwise exercisable, until the date ten days prior to the consummation of the liquidation or dissolution. In addition, the administrator may provide that any repurchase option or forfeiture rights by our company to any Award will lapse as to all shares covered by the Award.

      In the event of a merger of our company or the sale of substantially all of our assets, each outstanding Award will be assumed or an equivalent award substituted by the successor corporation. If the successor corporation refuses to assume the Awards or to substitute substantially equivalent awards, the Award immediately will vest and become exercisable (if applicable) as to all of the shares (or cash) subject to the Award. In addition, if an option or stock appreciation right becomes fully vested and exercisable in lieu of assumption or substitution, the administrator will notify the optionee that the option or stock appreciation right is fully exercisable for 15 days from the date of such notice and that the option or stock appreciation right terminates upon expiration of such period.

Amendment and Termination of the 2000 Stock Incentive Program

      The board of directors may amend, alter, suspend or terminate the 2000 stock incentive program, or any part thereof, at any time and for any reason. However, we will obtain shareholder approval for any amendment to the 2000 stock incentive program to the extent necessary or desirable to comply with applicable law. No such action by the board of directors or shareholders may alter or impair any Awards or the rights of any participant without the written consent of the optionee. Unless terminated earlier, the 2000 stock incentive program will terminate in 2010.

Federal Income Tax Consequences

      The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and us of Awards granted under the 2000 stock incentive program. It does not purport to be complete and does not discuss the tax consequences of the participant’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee may reside. Tax consequences for any particular individual may be different.

      Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize federal taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss (that is, the difference between the sale price and the exercise price of the option) is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long term or short term capital gain or loss, depending on how long the optionee held the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% shareholder of our company. Unless limited by Section 162(m), we are entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

      The exercise of an incentive stock option may subject the optionee to alternative minimum tax under Section 55 of the Code.

      Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by one of our employees is subject to tax withholding by us. Unless limited by Section 162(m), we are entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long term or short term capital gain or loss, depending how long the optionee held the shares.

      Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options, and generally, no income is recognized by the purchaser in connection with the grant of the stock purchase right or in connection with the exercise of the right for unvested stock, unless an election under Section 83(b) of the Code is filed with the Internal Revenue Service within thirty (30) days of the date of transfer of the stock purchase right. At the time of purchase, restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code because we may repurchase the stock when the purchaser ceases to provide services to us. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase unless an election under Section 83(b) of the Code is timely filed. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when our right of repurchase lapses). The purchaser’s ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to right of repurchase.

      The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and the beginning of any capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by us. Different rules may apply if the purchaser is also an officer, director or 10% shareholder of our company.

      Upon the purchaser’s disposition of the shares, any gain or loss is treated as capital gain or loss. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by us, and unless limited by Section 162(m), we generally will be entitled to a tax deduction in that amount at the time the purchaser recognizes ordinary income with respect to a stock purchase right.

      If payout of a stock purchase right is deferred, a participant generally will not have taxable income until the Award is paid-out, unless he or she has elected to be taxed at the time of grant.

      Stock Appreciation Rights. A participant does not recognize taxable income upon grant of a stock appreciation right. Upon exercise, the participant recognizes ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

      Performance Units and Performance Shares. A participant does not recognize taxable income upon grant of performance units or performance shares. Instead, he or she recognizes ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares or cash received minus any amount paid for the shares. If payout of an Award is deferred, a participant will not have taxable income until the Award is paid-out.

      Tax Effect for the Company. We generally will be entitled to a tax deduction in connection with an Award in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option), unless limited by Section 162(m) of the Internal Revenue Code. As discussed above, Section 162(m) of the Code limits the deductibility of compensation paid to our chief executive officer and to each of our four most highly compensated executive officers. However, the 2000 stock incentive program permits the administrator to grant Awards that qualify as performance-based compensation for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a federal income tax deduction in connection with such Awards.

Incorporation by Reference

      The foregoing summary of the 2000 stock incentive program is qualified in its entirety by the specific language of the 2000 stock incentive program, a copy of which is available upon written request to the corporate secretary of our company.

Vote Required and Board Recommendation

      If a quorum is present, the affirmative vote of the holders of a majority of the shares to be voted will be required to approve this proposal. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal. The board of directors recommends that shareholders vote FOR the amendment to the 2000 stock incentive program to increase the aggregate number of shares of common stock that may be issued under such program to maintain competitive compensation packages for our key employees, and to approve the material terms of the 2000 stock incentive program for purposes of Section 162(m) of the Code to allow us to the potential to take tax deductions associated with executive compensation.

Participation in the 2000 Stock Incentive Program

      The grant of options under the 2000 stock incentive program to executive officers, including the executive officers named in the summary compensation table below, is subject to the discretion of the administrator. As of the date of this proxy statement, the administrator has not made any determination with respect to future option grants under the 2000 stock incentive program. The administrator of the 2000 stock incentive program currently plans to make grants to non-employee directors of 10,000 shares per non-employee director elected at the annual meeting, an additional grant of 10,000 shares to the chairman of the board of directors and an additional grant of 5,000 shares to each of the chairmen of the audit and compensation committees. Accordingly, except for these non-discretionary grants to non-employee directors, future option grants are not determinable.

      The table below depicts the issuance of grants under the 2000 stock incentive program during fiscal 2004 to (i) each of our directors, (ii) each of the executive officers named in the summary compensation table on page 24, (iii) current executive officers as a group, (iv) non-employee directors as a group and (v) all other employees (including all current officers who are not executive officers) as a group.

		Average Per Share
Name	Grants	Exercise Price

Warren E. Pinckert II	60,000	$8.60
William W. Burke	30,000	$8.60
Timothy I. Still(1)	—	—
Terry L. Wassmann	20,000	$8.60
Donald P. Wood	20,000	$8.60
Thomas E. Worthy	20,000	$8.60
John H. Landon	20,000	$9.15
Michael D. Casey	10,000	$9.15
John L. Castello	15,000	$9.15
Elizabeth H. Dávila	20,000	$9.15
Stuart Heap	—	—
Larry Y. Wilson	15,000	$9.15
All current executive officers as a group (6 persons)	150,000	$8.60
All non-employee directors as a group (6 persons)	80,000	$9.15
All other employees (including all current officers who are not executive officers) as a group	—	—

(1)	Mr. Still ceased to be an executive officer of our company effective May 2004. In June 2004, we named Kenneth F. Miller as our vice president of sales and marketing.

CORPORATE GOVERNANCE

Board and Committee Meetings

      The board of directors held nine meetings during fiscal 2004. All directors attended at least 75% of the meetings of the board of directors and committees of which they were members held during fiscal 2004.

      The board of directors has set forth its corporate governance practices in the Corporate Governance Guidelines of Cholestech Corporation, a copy of which is available at the Investor Relations section of our website at http://www.cholestech.com.

Committees of the Board

      The board of directors has an audit committee, a compensation committee, a nominating committee and a governance committee.

Audit Committee

      The responsibilities of the audit committee include recommending to the board of directors the selection of the independent accountants, overseeing actions taken by our independent accountants and reviewing our internal accounting controls. The audit committee is authorized to conduct such reviews and examinations as it deems necessary or desirable with respect to the practices and procedures of the independent accountants, the scope of the annual audit, accounting controls, practices and policies, and the relationship between us and our independent accountants, including the availability of our records, information and personnel. The audit committee acts under a written charter adopted and approved by our board of directors. A copy of the audit committee charter is attached to this proxy statement as Annex A.

      The audit committee held eight meetings during fiscal 2004. From March 28, 2003 to June 19, 2003, the audit committee was comprised of Messrs. Wilson, Casey and Landon. From June 19, 2003 to August 14, 2003, the audit committee was comprised of Messrs. Wilson, Casey, Landon and Heap. Since August 14, 2003, the audit committee has consisted of Messrs. Wilson, Heap and Casey. Each member of the audit committee is independent as defined under the rules of the SEC and the corporate governance standards of the Nasdaq Stock Market. The board of directors has determined that Mr. Wilson is qualified as an audit committee financial expert within the meaning of the rules of the SEC and has confirmed that the other members of the Audit Committee are able to read and understand financial statements. The report of the audit committee for fiscal 2004 is included in this proxy statement.

Compensation Committee

      The compensation committee focuses on executive compensation, incentive and other forms of compensation for directors, officers and other employees and the administration of our various compensation and benefit plans. The compensation committee acts under a written charter adopted and approved by our board of directors.

      The compensation committee held six meetings during fiscal 2004. From March 28, 2003 to June 19, 2003, the compensation committee was comprised of Messrs. Castello, Landon and Dr. Coye. From June 19, 2003 to January 22, 2004, the compensation committee was comprised of Messrs. Castello, Landon and Heap and Dr. Coye. Dr. Coye ceased to be a member of the compensation committee in August 2003. Since January 22, 2004, the compensation committee has consisted of Messrs. Castello, Landon and Heap and Ms. Dávila. None of the compensation committee members are employees of Cholestech and all of them are independent within the meaning of the corporate governance standards of the Nasdaq Stock Market. The report of the compensation committee for fiscal 2004 is included in this proxy statement.

Nominating Committee

      The nominating committee is responsible for ensuring that the board of directors is properly constituted to meet its fiduciary obligations to shareholders and our company. The nominating committee recommends to the board of directors candidates for nomination to the board of directors and will consider nominees recommended by shareholders. Shareholders making such recommendations should follow the procedures outlined above under “Deadline of Receipt of Shareholder Proposals for 2005 Annual Meeting.”

      The nominating committee held two meetings during fiscal 2004. From March 28, 2003 to October 10, 2003, the nominating committee was comprised of Messrs. Landon, Casey and Castello. Since October 10, 2003, the nominating committee has consisted of Messrs. Landon, Casey and Castello and Ms. Dávila. None of the nominating committee members are employees of Cholestech and all of them are independent within the meaning of the corporate governance standards of the Nasdaq Stock Market.

Governance Committee

      The governance committee is responsible for ensuring that our company has appropriate corporate governance policies and practices and monitoring compliance with such policies and practices.

      The governance committee held one meeting during fiscal 2004. From March 28, 2003 to October 10, 2003, the governance committee was comprised of Messrs. Casey, Landon and Castello. Since October 10, 2003, the governance committee has consisted of Messrs. Casey, Landon and Castello and Ms. Dávila. None of the governance committee members are employees of Cholestech and all of them are independent within the meaning of the corporate governance standards of the Nasdaq Stock Market.

Policy for Director Recommendations and Nominations

      The nominating committee considers candidates for board membership suggested by our board members, management and shareholders. The nominating committee has also retained third-party executive search firms to identify independent director candidates upon the request of the nominating committee from time to time. It is the policy of the nominating committee to consider recommendations for candidates to the board of directors from shareholders holding not less than 1% of the total outstanding shares of our common stock and who have held such common stock continuously for at least 12 months prior to the date of the submission of the recommendation. The nominating committee will consider persons recommended by our shareholders in the same manner as a nominee recommended by the board of directors, individual board members or management.

      In addition, a shareholder that instead desires to nominate a person directly for election to the board of directors at an annual or special meeting of our shareholders must meet the deadlines and other requirements set forth in the rules and regulations of the SEC related to shareholder proposals.

      Where the nominating committee has either identified a prospective nominee or determines that an additional or replacement director is required, the nominating committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the board of directors or management. In its evaluation of director candidates, including the members of the board of directors eligible for re-election, the nominating committee considers a number of factors, including the following:

•	the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board of directors;

•	such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service, and potential conflicts of interest; and

•	such other factors as the committee may consider appropriate.

      The nominating committee has also specified the following minimum qualifications to be satisfied by any nominee for a position on the board of directors:

•	the highest personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	skills that are complementary to those of the existing board members;

•	the ability to assist and support management and make significant contributions to our success; and

•	an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

      In connection with its evaluation, the nominating committee determines whether it will interview potential nominees. After completing the evaluation and review, the nominating committee makes a recommendation to the full board of directors as to the persons who should be nominated to the board of directors, and the board of directors determines and approves the nominees after considering the recommendation and report of the nominating committee.

Director Independence

      In June 2004, the board of directors undertook a review of the independence of its members and considered whether any director had a material relationship with Cholestech or its management that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the board of directors affirmatively determined that John H. Landon, Michael D. Casey, John L. Castello, Elizabeth H. Dávila, Stuart Heap and Larry Y. Wilson are independent of Cholestech and its management under the corporate governance standards of the Nasdaq Stock Market.

Code of Business Conduct and Ethics

      The board of directors has adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers and directors, including our senior executive and financial officers. In addition, we have in place a Code of Ethics for Principal Executive and Senior Financial Officers, which applies to our chief executive officer and our chief financial officer, who also serves as our principal accounting officer. These codes are intended to deter wrongdoing and promote ethical conduct among our directors, executive officers and employees. The Code of Business Conduct and Ethics and the Code of Ethics for Principal Executive and Senior Financial Officers are available on our corporate website. We intend to post amendments to or waivers from the Code of Business Conduct and Ethics on our website.

Attendance by Board Members at the Annual Meeting of Shareholders

      It is the policy of the board that all board members are expected to attend the annual meeting of shareholders. Exceptions may be made due to illness, travel or other commitments. All members of the board of directors, except Ms. Dávila who was not a director at the time, attended our annual meeting of shareholders in person on August 14, 2003.

Director Compensation

      In fiscal 2004, directors who were not employees received a $1,000 monthly retainer, a $1,000 fee for each board meeting they attended and a $500 fee for each telephonic board meeting they attended with the exception of the chairman, who received a $2,000 monthly retainer, a $2,000 fee for each board meeting he attended and a $1,000 fee for each telephonic board meeting he attended. Directors who were not employees also received a $500 fee for each committee meeting they attended that was on the same day as a regular board meeting (with the exception of the chairmen of each of the committees who received $1,000). For committee meetings that non-employee directors attended that were not on the same day as a regular board meeting, they received a $1,000 fee for each meeting (with the exception of the chairmen of each of the committees who received $2,000). The chairmen of the audit and compensation committees received an additional annual retainer of $6,000 and $3,000, respectively. The chairmen of the audit and compensation committees received the customary per meeting fees.

      Our 2000 stock incentive program provides for the grant of options to purchase our common stock to non-employee directors pursuant to a non-discretionary, automatic grant mechanism, whereby each such director is granted an option to purchase 10,000 shares on the date of each annual meeting (with the exception of the chairman who is granted an additional option to purchase 10,000 shares and the chairmen of the audit and compensation committees who are also each granted an additional option to purchase 5,000 shares on the date of each annual meeting), or an initial grant of an option to purchase 20,000 shares upon becoming a member of the board of directors.

      The exercise price per share of these non-discretionary, automatic options is equal to the closing sales price of our common stock on the Nasdaq Stock Market on the date of grant and all such options vest at a rate of 25% each calendar quarter after the date of grant so long as the individual remains a director of our company.

Compensation Committee Interlocks and Insider Participation

      The compensation committee consists of Messrs. Castello, Heap and Landon and Ms. Dávila. There are no interlocking relationships, as described by the Securities and Exchange Commission, between the compensation committee members. Mr. Pinckert, our president and chief executive officer and a director, participated as a non-member of the committee in all discussions and decisions regarding salaries and incentive compensation for all of our employees and consultants, except that Mr. Pinckert was excluded from discussions regarding his own salary, incentive compensation and stock option grants.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of March 26, 2004 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans, including the 1988 stock incentive program, the 1997 stock incentive program, the 1999 nonstatutory stock option plan, the 2000 stock incentive program and the 2002 employee stock purchase plan:

				Number of Securities
				Remaining Available for
				Future Issuance Under
	Number of Securities to be		Weighted-Average	Equity Compensation Plans
	Issued upon Exercise of		Exercise Price of	(Excluding Securities
	Outstanding Options,		Outstanding Options,	Reflected in the
Plan Category	Warrants and Rights		Warrants and Rights	First Column)

Equity compensation plans approved by security holders	—	(1)	$— (1)	273,559
	4,061	(2)	13.12	—
	216,355	(3)	6.91	73,556
	976,782	(4)	10.35	762,254
Equity compensation plans not approved by security holders	1,163,466	(5)	9.23	287,002
Total	2,360,664		9.49	1,396,371

(1)	We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 2002 employee stock purchase plan or the weighted average exercise price of outstanding rights under such plan. The 2002 employee stock purchase plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(2)	Issued under the 1988 stock incentive program.

(3)	Issued under the 1997 stock incentive program.

(4)	Issued under the 2000 stock incentive program.

(5)	Issued under the 1999 nonstatutory stock option plan.

1999 Nonstatutory Stock Option Plan

      On September 1, 1999, the board of directors approved the 1999 nonstatutory stock option plan. The 1999 nonstatutory stock option plan has not been submitted to our shareholders for approval.

      The material terms of the 1999 nonstatutory stock option plan are summarized as follows:

Purpose

      The purposes of the 1999 nonstatutory stock option plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and to promote the success of our business.

Eligibility to Participate in the 1999 Nonstatutory Stock Option Plan

      Nonstatutory stock options may be granted to our consultants and our employees who are not officers or directors, except in connection with initial service with our company.

Number of Shares Covered by the 1999 Nonstatutory Stock Option Plan

      The board of directors initially reserved 1,000,000 shares of our common stock for issuance under the 1999 nonstatutory stock option plan. On June 14, 2001 and March 27, 2002, the board of directors amended the 1999 nonstatutory stock option plan to increase the aggregate number of shares of common stock authorized for issuance by 500,000 at each meeting. As of March 26, 2004, options to acquire 1,163,466 shares were outstanding under the 1999 nonstatutory stock option plan, out of the 2,000,000 shares reserved for issuance.

Awards Permitted under the 1999 Nonstatutory Stock Option Plan

      The 1999 nonstatutory stock option plan authorizes the granting of nonstatutory stock options only.

Terms of Options

      The exercise price of an option may not be less than the fair market value of our common stock on the date of grant and no option may have a term of more than ten years from the date of grant. All of the options that are currently outstanding under the 1999 nonstatutory stock option plan vest and become exercisable over a four year period beginning at the grant date. Payment of the exercise price may be made by cash, check, promissory note, other shares of our common stock, cashless exercise, a reduction in the amount of any company liability to the optionee, any other form of consideration permitted by applicable law or any combination of the foregoing methods of payment. Options may be made exercisable only under the conditions the board of directors or its appointed committee may establish. If an optionee’s employment terminates for any reason, the option remains exercisable for a fixed period of three months or such longer period as may be fixed by the board of directors or its appointed committee up to the remainder of the option’s term.

Capital Changes

      The number of shares available for future grant and previously granted but unexercised options are subject to adjustment for any future stock dividends, splits, mergers, combinations or other changes in capitalization as described in the 1999 nonstatutory stock option plan.

Merger or Change of Control

      In the event of a merger of our company with or into another corporation or the sale of substantially all of our assets, each outstanding option under the 1999 nonstatutory stock option plan must be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume or substitute for the option, the optionee will fully vest in and have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be vested or exercisable.

Termination and Amendment

      The 1999 nonstatutory stock option plan provides that the board of directors may amend or terminate the 1999 nonstatutory stock option plan without shareholder approval, but no amendment or termination of the 1999 nonstatutory stock option plan or any award agreement may adversely affect any award previously granted under the 1999 nonstatutory stock option plan without the written consent of the optionee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information regarding the beneficial ownership of our common stock as of June 21, 2004 by:

•	each shareholder known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of the executive officers named in the summary compensation table on page 24; and

•	all of our directors and executive officers as a group.

      Unless otherwise noted, the shareholders named in the table have sole voting and investment power with respect to all shares of common stock owned by them, subject to applicable common property laws.

	Number of	Number of	Total	Percent of
	Shares	Shares	Shares	Shares
	Beneficially	Underlying	Beneficially	Beneficially
Name and Address of Beneficial Owner(1)	Owned	Options	Owned	Owned(2)

5% Shareholders:
Tocqueville Asset Management, L.P.(3)	1,038,460	—	1,038,460	7.3%
1675 Broadway St., 16th Floor
New York, NY 10019
Directors and Named Executive Officers:
Warren E. Pinckert II	233,594	167,496	401,090	2.8%
William W. Burke	7,560	126,182	133,742	*
Timothy I. Still(4)	1,718	85,726	87,444	*
Terry L. Wassmann	4,284	90,682	94,966	*
Donald P. Wood	—	14,999	14,999	*
Thomas E. Worthy	20,213	90,105	110,318	*
Michael D. Casey	—	35,000	35,000	*
John L. Castello	2,000	50,000	52,000	*
Elizabeth H. Dávila	300	5,000	5,300	*
Stuart Heap	—	10,000	10,000	*
John H. Landon	—	80,000	80,000	*
Larry Y. Wilson	—	50,000	50,000	*
All directors and executive officers as a group (12 persons)	269,669	805,190	1,074,859	7.2%

*	Less than 1%.

(1)	Unless otherwise noted, the address of each listed shareholder is that of our principal executive offices: 3347 Investment Boulevard, Hayward, California 94545-3808.

(2)	This table is based upon information supplied by officers, directors and principal shareholders. Percentage of beneficial ownership is based on 14,213,276 shares of common stock outstanding as of June 21, 2004. For each named person, this percentage includes common stock that such person has the right to acquire either currently or within 60 days of June 21, 2004, including upon the exercise of an option; however, such common stock is not deemed outstanding for the purpose of computing the percentage owned by any other person. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares.

(3)	Reflects ownership as reported on Schedule 13F filed March 31, 2004 with the Securities and Exchange Commission by Tocqueville Asset Management, L.P.

(4)	Mr. Still ceased to be an executive officer of our company effective May 2004. In June 2004, we named Kenneth F. Miller as our vice president of sales and marketing.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

      The following table sets forth certain summary information for fiscal 2004, 2003 and 2002 regarding compensation awarded to, earned by or paid to our chief executive officer and our five next most highly compensated executive officers (our “named executive officers”).

					Long Term
					Compensation
					Awards
		Annual Compensation
					Securities
	Fiscal			Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation	Options	Compensation(1)

Warren E. Pinckert II	2004	$369,465	$33,750	$—	60,000	$8,443
President and Chief	2003	334,962	82,000	—	60,000	9,156
Executive Officer	2002	293,750	90,155	—	120,000	8,422
William W. Burke	2004	$220,390	$15,053	$—	30,000	$11,587
Vice President of Finance,	2003	207,538	37,170	3,150 (2)	30,000	11,989
Chief Financial Officer,	2002	190,000	46,418	5,400	30,000	11,060
Treasurer and Secretary
Timothy I. Still(3)	2004	$192,156	$10,969	$—	—	$11,587
Vice President of	2003	177,697	26,892	—	20,000	11,789
Marketing and Sales	2002	155,633	35,228	—	55,000	10,834
Terry L. Wassmann	2004	$151,973	$8,733	$—	20,000	$4,337
Vice President of Human	2003	148,608	22,126	—	20,000	4,885
Resources	2002	139,167	38,430	—	40,000	4,627
Thomas E. Worthy	2004	$165,300	$9,422	$—	20,000	$6,357
Vice President of	2003	153,688	21,431	—	20,000	6,015
Development and	2002	145,775	27,944	—	40,000	5,391
Regulatory Affairs
Donald P. Wood	2004	$176,788	$10,406	$—	60,000	$10,753
Vice President of	2003	—	—	—	—	—
Operations	2002	—	—	—	—	—

(1)	These amounts consist of premiums on group term life insurance, medical and dental insurance, long term disability insurance and contributions to our 401(k) Plan on behalf of the named executive officers.

(2)	The amounts in this column consist of an automobile allowance.

(3)	Mr. Still ceased to be an executive officer of our company effective May 2004. In June 2004, we named Kenneth F. Miller as our vice president of sales and marketing.

Option Grants in Last Fiscal Year

      The following table sets forth information regarding options granted during fiscal 2004 under our 2000 stock incentive program to each of our named executive officers.

					Potential Realizable
	Individual Grants				Value at Assumed
					Rates of Stock Price
		Percent of Total			Appreciation for
	Number of Securities	Options Granted			Option Term(1)
	Underlying Options	to Employees in	Exercise Price	Expiration
Name	Granted(2)	Fiscal Year(3)	Per Share(2)(4)	Date	5%	10%

Warren E. Pinckert II	60,000	10.4%	$8.60	3/25/11	$324,510	$822,371
William W. Burke	30,000	5.2%	8.60	3/25/11	162,255	411,186
Timothy I. Still(5)	—	—	—	—	—	—
Terry L. Wassmann	20,000	3.5%	8.60	3/25/11	108,170	274,124
Thomas E. Worthy	20,000	3.5%	8.60	3/25/11	108,170	271,124
Donald P. Wood	20,000	3.5%	8.60	3/25/11	108,170	274,124

(1)	Potential realizable value (i) is net of exercise price before taxes, (ii) assumes that our common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term, and (iii) assumes that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth.

(2)	Options were granted at an exercise price equal to the fair market value of our common stock, as determined by the board of directors on the date of grant with reference to the closing price of our common stock on the Nasdaq National Market on the date of grant. All options vest in equal monthly installments over a four year period beginning on the grant date, provided the optionee continues to be employed by us.

(3)	Based on an aggregate of 576,250 options granted to employees under the 1999 nonstatutory stock option plan and the 2000 stock incentive program in fiscal 2004.

(4)	Exercise price and tax withholding obligations related to exercise may be paid in cash, check, promissory note, by delivery of a ready owned shares of our common stock subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(5)	Mr. Still ceased to be an executive officer of our company effective May 2004. In June 2004, we named Kenneth F. Miller as our vice president of sales and marketing.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

      The following table sets forth information concerning the exercise of options by our named executive officers and the value of stock options held by our named executive officers as of March 26, 2004.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at Fiscal Year End		Fiscal Year End(2)
	Acquired on	Value
Name	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Warren E. Pinckert II(3)	7,813	$49,222	137,495	162,505	$—	$—
William W. Burke	66,000	338,474	93,996	125,004	178,958	99,643
Timothy I. Still(4)	1,626	10,829	84,281	42,426	—	—
Terry L. Wassmann	—	—	79,459	55,541	—	—
Thomas E. Worthy(5)	7,126	25,899	79,585	54,690	56,243	—
Donald Wood	—	—	0	60,000	—	39,400

(1)	Fair market value of our common stock as of the exercise date minus the exercise price of the options.

(2)	Fair market value of our common stock, based on the $8.55 closing price on March 26, 2004 on the Nasdaq National Market, minus the exercise price of the unexercised options.

(3)	Mr. Pinckert continues to hold the 7,813 shares acquired upon exercise.

(4)	Mr. Still ceased to be an executive officer effective May 2004. In June 2004, we named Kenneth F. Miller as our vice president of sales and marketing.

(5)	Mr. Worthy continues to hold the 7,126 shares acquired upon exercise.

Employment Agreements and Change of Control Arrangements

      In June 2001, we entered into a severance agreement with Mr. Pinckert. This agreement was amended in March 2003 and provides that in the event he is terminated by us, for any or no reason, Mr. Pinckert will be paid, over a period of 18 months commencing on the date of such termination, an amount equal to 18 months’ compensation, at the rate of compensation in effect immediately prior to such termination (minus applicable withholding). Pursuant to the severance agreement, Mr. Pinckert will also receive medical and dental coverage for 18 months and 18 months’ worth of unvested and outstanding stock options will accelerate.

      We entered into severance agreements with Mr. Burke, Ms. Wassmann, Mr. Still and Dr. Worthy in July 2001 and with Mr. Wood in April 2003. These agreements were amended in October 2003 and provide that in the event he or she is terminated by us, for any or no reason, he or she will be paid, over a period of 12 months commencing on the date of such termination, an amount equal to 12 months’ compensation, at the rate of compensation in effect immediately prior to such termination (minus applicable withholding). Pursuant to the severance agreements, these individuals will also receive medical and dental coverage for 12 months and 12 months’ worth of unvested and outstanding stock options will accelerate. The employment of Mr. Still was terminated in May 2004.

      We entered into a change of control severance agreement with Mr. Pinckert in June 2001. This agreement was amended in January 2003 and March 2004 and provides that if his employment is constructively terminated within 12 months after a change of control of our company, Mr. Pinckert will be paid, over a period of 24 months commencing on the date of such termination, an amount equal to (i) two years’ compensation at the rate of compensation in effect immediately prior to such termination (minus applicable withholding), (ii) 200% of his target bonus as in effect for the fiscal year in which the termination occurs and (iii) up to 100% of his target bonus as in effect for the fiscal year in which the termination occurs, with such amount determined by the board of directors in its sole discretion based on Mr. Pinckert’s achievement of the management objectives on which such bonus is based and pro rated for the year of termination. In addition, upon such termination after a change of control, 100% of the outstanding stock options held by Mr. Pinckert will vest, and he will receive medical and dental coverage for 24 months.

      We entered into change of control agreements with Mr. Burke in June 2001 and with Ms. Wassmann in August 2001. These agreements were amended in January 2003 and March 2004. We also entered into change of control agreements with Mr. Wood in October 2003 and Dr. Worthy in October 2003. These agreements were also amended in March 2004. We entered into a change of control agreement with Mr. Miller in June 2004. These change of control severance agreements provide that if the employment of these individuals is constructively terminated within 12 months after a change of control of our company, they will be paid, over a period of 18 months commencing on the date of such termination, an amount equal to (i) 18 months’ compensation at the rate of compensation in effect immediately prior to such termination (minus applicable withholding), (ii) 150% of his or her target bonus as in effect for the fiscal year in which the termination occurs and (iii) up to 100% of his or her target bonus as in effect for the fiscal year in which the termination occurs, with such amount determined by the board of directors in its sole discretion based on their achievement of the management objectives on which such bonus is based and pro rated for the year of termination. In addition, upon such termination after a change of control, 100% of the outstanding stock options held by these individuals will vest, and they will receive medical and dental coverage for 18 months.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      In accordance with the written charter adopted by the board of directors, the compensation committee of the board of directors reviews and approves our executive compensation policies. The compensation committee administers our various incentive plans, including the 1997 stock incentive program, the 1999 nonstatutory stock option plan and the 2000 stock incentive program, sets compensation policies applicable to our executive officers and evaluates the performance of our executive officers. The compensation levels of our executive officers for fiscal 2004, including base salary levels, potential bonuses and stock option grants were determined by the compensation committee at the beginning of the fiscal year. The following is a report of the compensation committee describing the compensation policies and rationale applicable with respect to the compensation paid to our executive officers for fiscal 2004.

General Compensation Philosophy

      Our philosophy in setting compensation policies for our executive officers is to maximize shareholder value over time. The primary goal of our executive compensation program is to closely align the interests of the executive officers with those of our shareholders. To achieve this goal, we attempt to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to our long term success, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in Cholestech. The compensation committee currently uses base salary, annual cash incentives and stock options to meet these goals.

Cash Compensation

      Base salary is primarily used by us as a device to attract, motivate, reward and retain highly skilled executives. The compensation committee reviewed and approved fiscal 2004 base salaries for our chief executive officer and other executive officers at the beginning of the fiscal year. Base salaries were established by the compensation committee based on an executive officer’s job responsibilities, level of experience, individual performance, contribution to the business, our financial performance for the past year and recommendations from management. The compensation committee also takes into account the salaries for similar positions at comparable companies, based on each individual member’s industry experience. In reviewing base salaries, the compensation committee focuses significantly on each executive officer’s prior performance with us and expected contribution to our future success. In making base salary decisions, the compensation committee exercises its discretion and judgment based upon these factors. No specific formula is applied to determine the weight of each factor. In fiscal 2004, the base salary of Mr. Pinckert, our chief executive officer and president, was $375,000, as compared to $340,000 in fiscal 2003.

      Each named executive officer’s bonus is based on qualitative and quantitative factors and is intended to motivate and reward such named executive officers by directly linking the amount of any cash bonus to specific company based performance targets and specific individual based performance targets. Annual incentive bonuses for named executive officers are intended to reflect the committee’s belief that a portion of the compensation of each named executive officer should be contingent upon the performance of our company, as well as the individual contribution of each named executive officer. To carry out this philosophy, the board of directors reviews and approves the financial budget for the fiscal year. The compensation committee then establishes target bonuses for each named executive officer as a percentage of the officer’s base salary. The named executive officers, including Mr. Pinckert, must successfully achieve these performance targets which are submitted by management to the compensation committee for its evaluation and approval at the beginning of the fiscal year. The company based performance goals are tied to different indicators of our performance, such as the operating results. The individual performance goals are tied to different indicators of such named executive officer’s performance, such as our financial performance, new product development and increase in the customer base. The compensation committee evaluates the completion of the company based performance targets and specific individual based performance targets and approves a performance rating relative to these goals. This scoring is influenced by the compensation committee’s perception of the importance of the various corporate and individual goals. The compensation committee believes that the bonus arrangement provides an excellent link between our earnings performance and the incentives paid to the named executive officers. In fiscal 2004, Mr. Pinckert’s bonus was $33,750, as compared to $82,000 in fiscal 2003.

Equity Based Compensation

      The compensation committee provides our named executive officers with long-term incentive compensation through grants of stock options under our 2000 stock incentive program. The compensation committee believes that stock options provide our named executive officers with the opportunity to purchase and maintain an equity interest in Cholestech and to share in the appreciation of the value of our common stock. The compensation committee believes that stock options directly motivate an executive to maximize long term shareholder value. Such options also use vesting periods that encourage key executives to remain with Cholestech. All options granted to named executive officers to date have been granted at the fair market value of our common stock on the date of grant. The compensation committee considers the grant of each option subjectively, considering factors such as the named executive officer’s relative position and responsibilities, the individual performance of the named executive officer over the previous fiscal year and the anticipated contribution of the named executive officer to the attainment of our long term strategic performance goals. The committee also considers stock options granted in prior years. The compensation committee views stock option grants as an important component of our long term, performance based compensation philosophy.

      Under the guidelines stated above, the compensation committee reviewed and granted stock options on March 25, 2004 to Mr. Pinckert and the named executive officers as described above under the heading “Executive Compensation and Other Matters — Option Grants in Last Fiscal Year.”

Tax Deductibility of Executive Compensation

      The compensation committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to our named executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the named executive officers. However, certain performance based compensation is specifically exempt from the deduction limit. We have adopted a policy that, where reasonably practicable, we will seek to qualify variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m).

      Respectfully submitted by the compensation committee of the board of directors:

John L. Castello, Chairman Elizabeth H. Dávila Stuart Heap John H. Landon

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      In accordance with the written charter adopted by the board of directors, the audit committee of the board of directors, composed of three independent directors, has the primary responsibility of overseeing our financial reporting, accounting principles and system of internal accounting controls and reporting its observations and activities to the board of directors. It also recommends the appointment of our independent accountants and approves the services performed by the accountants. The members of the audit committee have been determined to be independent in accordance with the applicable rules of the National Association of Securities Dealers. A copy of the audit committee’s charter is attached to this proxy statement as Annex A.

      The audit committee has received from the independent accountants a formal written statement describing all relationships between the accountants and us that might bear on the accountants’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussion with audit committees) and has discussed with the accountants any relationships that may impact their independence, and satisfied itself as to the accountants’ independence.

      Management has the primary responsibility for the preparation of the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the audit committee and our independent accountants reviewed the audited financial statements in the Annual Report on Form 10-K with management including a discussion of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. As part of the review of the audited financial statements, the audit committee discussed with the independent accountants their judgments as to our accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards.

      The audit committee has discussed and reviewed with the independent accountants all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380) and, with and without management present, discussed and reviewed the results of the independent accountants’ examination of the financial statements.

      The audit committee meets with the independent accountants, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting. During fiscal 2004, the audit committee met seven times, and our management and independent accountants were present at each of those meetings.

      Based on the above review and discussions with management and the independent accountants, the audit committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 26, 2004 for filing with the Securities and Exchange Commission. The audit committee also recommended the reappointment of the independent accountants, and the board of directors concurred in such recommendation.

      Respectfully submitted by the audit committee of the board of directors:

Larry Y. Wilson, Chairman
Michael D. Casey
Stuart Heap

STOCK PRICE PERFORMANCE GRAPH

      The following is a line graph comparing the cumulative total return to shareholders of our common stock at March 26, 2004 since March 31, 1999 to the cumulative total return over such period of (i) The Nasdaq Stock Market United States Index and (ii) a Peer Group Index, which includes all companies in the Standard Industrial Classification Code 3826 — Measuring and Controlling Devices, of which we are a member.

Comparison of Five Year Cumulative Total Return(1) Among Cholestech Corporation,

The Nasdaq Stock Market (U.S.) Index And A Peer Group(2)(3)

Cumulative Total Return

	3/99	3/00	3/01	3/02	3/03	3/04

Cholestech Corporation	100.00	398.54	226.49	840.89	383.06	414.12
Nasdaq Stock Market (U.S.)	100.00	198.27	76.74	80.73	59.17	91.17
Peer Group	100.00	276.89	152.38	143.28	97.30	152.98

(1)	Assumes that $100.00 was invested on March 31, 1999 in our common stock or index, and that all dividends were reinvested. No dividends have been declared on our common stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

(2)	Peer Group is SIC Code 3826 — Measuring and Controlling Devices.

(3)	We operate on a 52/53 week fiscal year, which ends on the last Friday in March. Accordingly, the last trading day of our fiscal year may vary. For consistent presentation and comparison to the indices shown herein, we have calculated our stock performance graph assuming a March 31 year end.

RELATED PARTY TRANSACTIONS

      The employment of Mr. Still, our former vice president of marketing and sales, was terminated in May 2004. Pursuant to the severance agreement between us and Mr. Still, we accelerated the vesting of options to purchase 21,307 shares of our common stock with a weighted average exercise price of $11.74 held by Mr. Still and are making severance payments in the aggregate amount of $195,000 and providing medical and dental coverage to Mr. Still until the earlier of May 2005 or receipt by Mr. Still of similar health coverage and benefits as a result of new employment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of initial ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that all executive officers, directors and 10% shareholders complied with all applicable filing requirements during fiscal 2004.

OTHER MATTERS

      We are not aware of any other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

THE BOARD OF DIRECTORS OF CHOLESTECH CORPORATION

Dated: July 9, 2004

ANNEX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS
OF CHOLESTECH CORPORATION

(As Amended and Restated June 16, 2004)

Purpose

      The Audit Committee (the “Committee”) is a committee of the Board of Directors of Cholestech Corporation (the “Company”). The purpose of the Committee is to assist the Board of Directors in fulfilling its responsibilities for oversight of the Company’s financial and accounting activities as they impact the financial reporting process, the Company’s system of internal accounting and financial controls, the quality and integrity of the Company’s financial reports, the Company’s compliance with legal and regulatory requirements and the qualifications, independence and performance of the Company’s independent accountants. In the exercise of its oversight, it is not the duty of the Committee to prepare financial statements or to plan or conduct audits or to determine that the Company’s financial statements fairly present the Company’s financial position and results of operation and are in accordance with generally accepted accounting principles. Instead, such duties remain under the responsibility of management and the independent accountants.

Oversight

      It is acknowledged that all of the areas of oversight listed below may not be relevant to all of the matters and tasks that the Committee may consider and act upon from time to time, and the members of the Committee in their judgment may determine the relevance thereof and the attention such items will receive in any particular context.

      In meeting its oversight responsibilities, the Committee shall:

1. Appoint, compensate and oversee the work of the independent accountants (including resolving disagreements between management and the independent accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services.

2. Request from the independent accountants on an annual basis a formal written statement delineating all relationships between the accountant and the Company, consistent with Independent Standards Board Standard No. 1, and engage in a dialogue with the accountants with respect to any disclosed relationship or services that may impact the objectivity and independence of the accountants, including the proportion of non-audit services to audit services performed by the accountants.

3. Pre-approve audit and non-audit services provided to the Company by the independent accountants (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Committee shall have the sole authority to approve the hiring and firing of the independent accountants, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent accountants.

4. Consider, in consultation with the independent accountants, the audit scope and plan of the internal auditors, if any, and of the independent accountants.

5. Review the reports submitted to the Committee by the independent accountants in accordance with the applicable Securities and Exchange Commission (the “SEC”) requirements.

6. Oversee compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities.

7. Review on a continuing basis, including meeting periodically with management and the independent accountants, the following:

(a) The adequacy of the Company’s internal controls, including computerized information system controls and security.

(b) Any related significant findings and recommendations of the independent accountants and internal auditors together with management’s responses thereto.

(c) Prior to release, the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent accountants relating to such disclosure.

8. Review with management and the independent accountants at the completion of the annual examination:

(a) The Company’s annual financial statements.

(b) The independent accountants’ audit of the financial statements and its report thereon.

(c) Any significant changes required in the independent accountants’ audit plan or in the planned scope of their audit.

(d) Any serious difficulties or disputes with management encountered during the course of the audit.

(e) Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards, including the matters required to be discussed by Statement of Auditing Standards No. 61, as it may be modified or supplemented.

(f) Any significant findings of the independent accountants during the year and management’s responses thereto.

(g) Any significant suggestions for improvements provided to management by the independent accountants.

9. Review and discuss with management and the independent accountants before release, and recommend to the Board of Directors for inclusion in the Company’s Annual Report on Form 10-K, the audited financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

10. Review and discuss with management and the independent accountants before release the Company’s interim financial statements included in its Quarterly Reports on Form 10-Q and Management’s Discussion and Analysis of Financial Condition and Results of Operations. Confirm that the Company’s independent accountants have reviewed the Company’s interim financial statements included in its Quarterly Reports on Form 10-Q, using applicable professional standards and procedures for conducting such reviews, including those set forth in Statement of Auditing Standards No. 71. Review and discuss with management and the independent accountants before release the unaudited quarterly operating results in the Company’s quarterly earnings release. The chair of the Committee may represent the entire Committee for the purposes of these reviews.

11. Review and discuss with management and the independent accountants the accounting policies which may be viewed as critical, any significant changes in the accounting policies of the Company and accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports, as well as request that the independent accountants explain alternative accounting policies.

12. Review and approve in advance any proposed related party transactions.

13. Review, approve and monitor the Company’s code of ethics for senior financial officers.

14. Meet with the independent accountants and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

15. Report committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

16. Prepare a report for inclusion in the Company’s Proxy Statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A.

17. If necessary, institute special investigations and, if appropriate, hire and compensate special counsel or other experts, and pay its ordinary and necessary administrative expenses to assist it in carrying out its duties.

18. Establish procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

19. Perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board of Directors.

Membership

      The membership of the Audit Committee shall consist of at least three independent directors. The members of the Committee and the chairman shall be appointed by action of the Board of Directors and shall serve at the discretion of the Board of Directors. Members of the Audit Committee shall satisfy the following criteria (as well as any criteria required by the SEC):

1. Each member will be an independent director, as defined in (i) NASDAQ Rule 4200, (ii) NASDAQ Rule 4350(d) and (ii) the rules of the SEC.

2. Each member must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3. Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

4. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a principal financial officer or other senior officer with financial oversight responsibilities.

Committee Organization and Procedures

      The Committee shall operate pursuant to a written charter indicating the duties and responsibilities of the Committee, as approved by the Board of Directors. The Committee shall meet at least four times a year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors. The Committee shall review and reassess the Committee’s charter, structure, processes and membership requirements at least annually and submit any recommended changes to the Board of Directors for its consideration.

Compensation

      Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers or per meeting fees. Fees may be paid in such form of consideration as is determined by the Board, including stock options.

      Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

Delegation of Authority

      The Committee may delegate to one or more designated members of the Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Committee at its scheduled meetings.

      Nothing contained in this charter is intended to alter or impair the operation of the “business judgment rule” as interpreted by the courts under the California Corporations Code (the “California Law”). Further, nothing contained in this charter is intended to alter or impair the right of the members of the Committee under the California Law to rely, in discharging their oversight role, on the records of the Company and on other information presented to the Committee, Board or Company by its officers or employees or by outside experts such as the independent accountants.

CHOLESTECH CORPORATION

2000 STOCK INCENTIVE PROGRAM(1)

(As Amended Effective June 2004)

     1. Purposes of the Plan. The purposes of this 2000 Stock Incentive Program are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

          Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, Performance Shares and Performance Units, as determined by the Administrator at the time of grant.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

          (c) “Award” means individually or collectively, a grant under the Plan of Options, Stock Purchase Rights, Stock Appreciation Rights, Performance Shares, or Performance Units.

          (d) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

          (e) “Awarded Stock” means the Common Stock subject to an Award.

          (f) “Board” means the Board of Directors of the Company.

(1)	The 2000 Stock Incentive Program has been amended to reflect the proposed amendments approved by the Board of Directors in June 2004, which amendments are set forth in Proposal Three of the Proxy Statement for approval by the shareholders at the 2004 Annual Meeting.

          (g) “Code” means the Internal Revenue Code of 1986, as amended.

          (h) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          (i) “Common Stock” means the common stock of the Company or, in the case of certain SARs or Performance Units, the cash equivalent thereof.

          (j) “Company” means Cholestech Corporation, a California corporation.

          (k) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (l) “Director” means a member of the Board.

          (m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (n) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

          (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (p) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (q) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (r) “Inside Director” means a Director who is an Employee.

          (s) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

          (t) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

          (u) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (v) “Option” means a stock option granted pursuant to the Plan.

          (w) “Option Exchange Program” means a program whereby outstanding Options and/or SARs are surrendered in exchange for Options, SARs or other Award with a lower exercise price.

          (x) “Outside Director” means a Director who is not an Employee and who is not the “beneficial owner” (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 1% or more of the total voting power represented by the Company’s outstanding voting securities on the date of any grant hereunder.

          (y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (z) “Participant” means the holder of an outstanding Award granted under the Plan.

          (aa) “Performance Goals” means the goal(s) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (i) cash flow, (ii) earnings, (iii) gross margin, (iv) market price of stock, (v) market share, (vi) net income, (vii) operating income, (viii) operating margin, (ix) return on capital, (x) return on equity, (xi) return on net assets, (xii) revenue and (xiii) sales. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company, and (v) on a pre-tax or after-tax basis.

          (bb) “Performance Share” means a performance share Award granted to a Service Provider pursuant to Section 13.

          (cc) “Performance Unit” means a performance unit Award granted to a Service Provider pursuant to Section 13.

          (dd) “Plan” means this Cholestech Corporation 2000 Stock Incentive Program.

          (ee) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

          (ff) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (gg) “Section 16(b)” means Section 16(b) of the Exchange Act.

          (hh) “Service Provider” means an Employee, Director or Consultant.

          (ii) “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

          (jj) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 12 is designated as a SAR.

          (kk) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

          (ll) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is two million five hundred and twenty thousand (2,520,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Award expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, or, with respect to Restricted Stock, Performance Shares or Performance Units, is forfeited back to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock, Performance Shares or Performance Units are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan.

     4. Administration of the Plan.

          (a) Procedure.

               (i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

               (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

               (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value;

               (ii) to select the Service Providers to whom Awards may be granted hereunder;

               (iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

               (iv) to approve forms of agreement for use under the Plan;

               (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised or purchased (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

               (vi) to reduce the exercise price of any Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted, if approval of the Company’s stockholders is obtained;

               (vii) to institute an Option Exchange Program, if approval of the Company’s stockholders is obtained;

               (viii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

               (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

               (x) to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options or SARs longer than is otherwise provided for in the Plan;

               (xi) to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

               (xii) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

               (xiii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

               (xiv) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants.

     5. Eligibility. Nonstatutory Stock Options, Stock Purchase Rights, Stock Appreciation Rights, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6. Limitations.

          (a) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b) Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s or its Parent’s or Subsidiary’s right to terminate such relationship at any time, with or without cause.

          (c) The following limitations shall apply to Awards under the Plan:

               (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 300,000 Shares.

               (ii) No Service Provider shall be granted, in any fiscal year of the Company, Stock Appreciation Rights covering more than 300,000 Shares.

               (iii) No Service Provider shall be granted, in any fiscal year of the Company, Stock Purchase Rights to purchase more than 300,000 Shares.

               (iv) No Service Provider shall be granted, in any fiscal year of the Company, Performance Shares covering more than 300,000 Shares.

               (v) No Service Provider shall be granted, in any fiscal year of the Company, Performance Units with an initial value in excess of $300,000.

               (vi) In connection with his or her initial service, a Service Provider may be granted (A) Options to purchase up to an additional 300,000 Shares, (B) Stock Appreciation Rights covering up to an additional 300,000 Shares, (C) Stock Purchase Rights to purchase up to an additional 300,000 Shares, (D) Performance Shares covering up to an additional 300,000 Shares, and (E) additional Performance Units with an initial value of up to $300,000, which shall not count against the limits set forth in subsections (i) through (v) above.

               (vii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 16.

               (viii) If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 16), the cancelled Award will be counted against the limits set forth in subsections (i) through (vi) above. For this purpose, if the exercise price of an Award is reduced, the transaction will be treated as a cancellation of the Award and the grant of a new Award.

     7. Term of Plan. Subject to Section 22 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.

     8. Term of Option. The term of each Option shall be stated in the Award Agreement. In the case of an Incentive Stock Option, the term shall be seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock

Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

     9. Option Exercise Price and Consideration.

          (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

               (i) In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                    (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

          (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

          (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

               (i) cash;

               (ii) check;

               (iii) promissory note;

               (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

               (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

               (vi) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company-sponsored deferred compensation program or arrangement;

               (vii) any combination of the foregoing methods of payment; or

               (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

     10. Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

               Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the

Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (c) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (d) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Participant’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Option under the Participant’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

     11. Stock Purchase Rights.

          (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

          (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator. However, if the Administrator determines it is desirable for the Award to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the repurchase option shall lapse based upon the achievement of Performance Goals.

          (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

          (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 16 of the Plan.

     12. Stock Appreciation Rights.

          (a) Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

          (b) Exercise Price and other Terms. The Administrator, subject to the provision of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant.

          (c) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

               (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

               (ii) the number of Shares with respect to which the SAR is exercised.

          (d) Payment upon Exercise of SAR. At the discretion of the Administrator, payment for a SAR may be in cash, in Shares of equivalent value, or in some combination.

          (e) SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

          (f) Expiration of SARs. Subject to the term stated in Section 12(b), a SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Sections 10(b), 10(c) and 10(d) also will apply to SARs.

     13. Performance Units and Performance Shares.

          (a) Grant of Performance Units/Shares. Subject to the terms and conditions of the Plan, Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

          (b) Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

          (c) Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers; provided, however, that if the Administrator desires that an Award qualify as “performance-based compensation” under Section 162(m) of the Code, the Award will be subject to performance objectives based on Performance Goals. The time period during which the performance objectives must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set Performance Goals based upon the achievement of Company-wide, divisional, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

          (d) Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit/Share.

          (e) Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon after the expiration of the applicable Performance Period at the time determined by the Administrator. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

          (f) Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

     14. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

     15. Formula Option Grants to Outside Directors. Outside Directors shall be granted Options each year in accordance with the following provisions:

          (a) All Options granted pursuant to this Section 15 shall be Nonstatutory Stock Options and, except as otherwise provided herein, shall be subject to the other terms and conditions of the Plan.

          (b) Except as provided in subsection (f) below, each person who first becomes an Outside Director on or after the date that shareholders of the Company approve this Plan, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy shall be automatically granted an Option to purchase up to 20,000 Shares (the “First Option”), as determined by the Board in its sole and absolute discretion, on the date he or she first becomes an Outside Director; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

          (c) Except as provided in subsection (f) below, each Outside Director shall be automatically granted an Option to purchase up to 10,000 Shares (a “Subsequent Option”) following each annual meeting of the shareholders of the Company, if immediately after such meeting, he or she shall continue to serve on the Board and shall have served on the Board for at least the preceding six (6) months.

          (d) Except as provided in subsection (f) below, each Outside Director who acts as the Chairman of the Board shall be automatically granted an Option to purchase up to 10,000 Shares (a “Chair Option”) following each annual meeting of the shareholders of the Company, if immediately after such meeting, he or she shall continue to serve as the Chairman of the Board.

          (e) Except as provided in subsection (f) below, each Outside Director who acts as the Chairman of the Audit or Compensation Committee shall be automatically granted an Option to purchase up to 5,000 Shares (a “Committee Chair Option”) following each annual meeting of the shareholders of the Company, if immediately after such meeting, he or she shall continue to serve as the Chairman of such Committee.

          (f) Notwithstanding the provisions of subsections (b), (c), (d) and (e) hereof, any exercise of an Option granted before the Company has obtained shareholder approval of the Plan in accordance with Section 22 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 22 hereof.

          (g) The terms of each First Option, Subsequent Option, Chair Option and Committee Chair Option granted pursuant to this Section 15 shall be as follows:

               (i) the term of each First Option, Subsequent Option, Chair Option and Committee Chair Option shall be seven (7) years.

               (ii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of each First Option, Subsequent Option, Chair Option and Committee Chair Option. In the event that the date of grant is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant.

               (iii) 25% of the Shares subject to each Subsequent Option, Chair Option and Committee Chair Option shall vest each calendar quarter after the date of grant, so that 100% of the Shares subject to such option shall be exercisable one year after the date of grant or on the date of the subsequent annual meeting of shareholders of the Company, whichever is earlier, subject to the Participant remaining a Service Provider as of such vesting dates.

               (iv) 25% of the Shares subject to the First Option shall vest one year after the date of grant and 1/48 of the Shares subject to such option shall vest monthly thereafter, subject to the Participant remaining a Service Provider as of such vesting dates.

     16. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number and class of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the number and class of Shares and price per share of Common Stock covered by each such outstanding Award, the number of Shares covered by options automatically granted under Section 15, and the Section 162(m) annual share issuance limits under Section 6(c) shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to Award.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

          (c) Merger or Asset Sale.

               (i) Options and SARs. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and SAR shall be assumed or an equivalent option or stock appreciation right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the merger or sale of assets, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-merger or post-asset sale corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

               (ii) Restricted Stock, Performance Shares and Performance Units. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Restricted Stock, Performance Share and Performance Unit Award shall be assumed or an equivalent restricted stock, performance share and performance unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Performance Share or Performance Unit Award, the Participant shall fully vest in the Restricted Stock, Performance Share or Performance Unit including as to Shares (or with respect to Performance Units, the cash equivalent thereof) which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Performance Share and Performance Unit Award shall be considered assumed if, following the merger or sale of assets, the award confers the right to purchase or receive, for each Share (or with respect to Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets. Notwithstanding anything herein to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant’s consent; provided, however, a modification to such Performance Goals only to reflect the successor corporation’s post-merger or post-asset sale corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

     17. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

     18. Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

          (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

     19. Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     20. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder (or with respect to Performance Units, the cash equivalent thereof), shall relieve the Company of any liability in respect of the failure to issue or sell such Shares (or with respect to Performance Units, the cash equivalent thereof) as to which such requisite authority shall not have been obtained.

     21. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     22. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CHOLESTECH CORPORATION

Proxy for the 2004 Annual Meeting of Shareholders

August 18, 2004

The undersigned shareholder of Cholestech Corporation, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated July 9, 2004, and hereby appoints John L. Castello and Warren E. Pinckert II and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Shareholders of Cholestech Corporation to be held on August 18, 2004 at 10:00 a.m., local time, at our principal executive offices located at 3347 Investment Boulevard, Hayward, California 94545-3808, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.	ELECTION OF DIRECTORS:

☐ FOR all nominees listed below	☐ WITHHOLD (except as indicated)

(Instructions: If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below.)

01 John H. Landon 02 Michael D. Casey 03 John L. Castello	04 Elizabeth H. Dávila 05 Stuart Heap	06 Warren E. Pinckert II 07 Larry Y. Wilson

2.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 25, 2005:

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	PROPOSAL TO AMEND OUR 2000 STOCK INCENTIVE PROGRAM TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 675,000 SHARES TO A TOTAL OF 2,520,000 SHARES, AND TO APPROVE THE MATERIAL TERMS OF THE 2000 STOCK INCENTIVE PROGRAM FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE:

☐ FOR	☐ AGAINST	☐ ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, FOR THE AMENDMENT TO THE 2000 STOCK INCENTIVE PROGRAM TO INCREASE THE AGGREGATE NUMBER OF SHARES, AND TO APPROVE THE MATERIAL TERMS OF THE 2000 STOCK INCENTIVE PROGRAM FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

           Signature(s)_________________________________________________           Dated_____________________________ , 2004

(This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)